EXHIBIT 5.1

CITIZENS, INC.

December 21, 2012

Citizens, Inc.

400 East Anderson Lane

Austin, Texas 78752

Re: Registration Statement on Form S-3 for Issuance of Shares Under Stock Investment Plan

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Citizens, Inc., a Colorado corporation (the “Company”). In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), covering up to 30,000,000 shares (the “Shares”) of Class A common stock of the Company, that may be purchased on behalf of participants under the Company’s Stock Investment Plan, as amended (the “Plan”), you have requested my opinion with respect to the matters set forth below.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter is subject to and should be read in conjunction therewith. Additionally, my Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

For the purposes of this Opinion Letter, I, or attorneys working under my direction, have examined the Registration Statement and the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Plan, and have made such other investigations as I have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion letter, I, or attorneys working under my direction, have relied, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and other representatives of the Company. I have not independently verified or investigated, nor do I assume any responsibility for, the factual accuracy or completeness of such factual statements

In making such examination and rendering the opinions set forth below, I have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, that all documents submitted to us as certified copies are true and correct copies of such originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that when the Registration Statement has been declared effective by order of the SEC and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

I am a member of the bar of the State of Colorado, and I do not express any opinion herein concerning any law other than the laws of the State of Colorado.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Geoffrey M. Kolander

Geoffrey M. Kolander

Executive Vice President, General Counsel

and Secretary